UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
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EXTENDED SYSTEMS INCORPORATED
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Filed by Extended Systems Incorporated Pursuant to

Rule 14a-12 Under the Securities Exchange Act of 1934

Subject Company: Extended Systems Incorporated

Commission File No.: 000-23597

The following newsletter was distributed by Sybase, Inc. and Extended Systems Incorporated on September 8, 2005 in connection with the merger and other transactions contemplated by the Agreement and Plan of Merger, dated July 28, 2005, by and among Sybase, Inc., Ernst Acquisition Corporation and Extended Systems Incorporated.

Sybase and Extended Systems

Alliance Newsletter #1

Newsletter Contact: Jessica Hartmann, Sybase, Inc.

Sybase and Extended Systems are moving forward on the initial stages of the integration process following the July 29th announcement of the signing of a definitive merger agreement.  On August 24th, Extended Systems filed its preliminary proxy with the Securities and Exchange Commission.  Following the Securities and Exchange Commission’s review of the proxy, Extended Systems will prepare and mail a definitive proxy to its stockholders to seek approval for the merger.

The companies are on target to complete the transaction in the fourth quarter of calendar 2005.  The transaction is subject to regulatory approval, approval by Extended Systems’ stockholders, and other specified closing conditions. Following the closing of the proposed acquisition, Extended Systems will become a wholly owned subsidiary and will be integrated into Sybase’s iAnywhere Solutions subsidiary.

There is a great deal to accomplish during this time and Sybase intends to keep employees from both companies up-to-date with important acquisition and integration news.  Sybase will issue milestone newsletters to communicate relevant information and to answer general questions in as much detail as permitted within the regulatory constraints placed on merger related communications.  If you have a specific question for the Sybase-Extended Systems Integration office or suggestions for future issues, please send them to integration@sybase.com.

~Integration Team~
In preparation of Extended Systems coming on board, Sybase and iAnywhere Solutions integration team members are holding weekly meetings to make the transition as smooth as possible.  Integration team members include representatives from across the company, including executive, legal, HR, marketing, sales, IT and engineering teams.  Once the transaction is complete, members of the Extended Systems’ team will join in these weekly meetings.

~Sybase Shut-down~
We would also like to inform Extended Systems’ employees that Sybase has scheduled an end-of-the-year company shutdown on December 27, 28, 29 and 30 for U.S., and recommended vacation days for Canada are December 23, 28, 29 and 30. In the event the acquisition is completed prior to December 23, 2005, North America employees will use 32 hours of accrued vacation for the U.S shutdown and Canada vacation recommendation. New hires and employees who do not have any or enough accrued vacation hours may request time-off without pay or borrow up to 32 vacation hours, upon their managers’ approval.

~Other News of Interest~
Global interest in our alliance has spread.  The media took immediate interest in the announcement with coverage in Forbes, Associated Press, Reuters News wire, InfoWorld and SmartMoney Magazine – to name a few.  You can find these articles by searching the relevant publication’s web sites. Sybase and Extended Systems do not adopt or endorse any of the statements set forth in these articles.

Also, we have received questions from potential customers in key geographies and we expect many more as we move ahead with this exciting venture!

FORWARD LOOKING STATEMENTS: Statements concerning the benefits of Sybase’s acquisition of Extended Systems, future growth and Sybase’s plans following completion of the acquisition are by nature “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) that involve a number of uncertainties and risks and cannot be guaranteed. Factors that could cause actual events or results to differ materially include the risk that the acquisition may not be consummated in a timely manner, if at all, risks regarding employee relations, risks relating to shifts in customer demand, rapid technological changes, competitive factors and unanticipated delays in scheduled product availability and other risks concerning Sybase and its operations that are detailed in Sybase’s periodic filings with the SEC, including its most recent filings on Form 10-K and Form 10-Q.

Additional Information and Where to Find It

In connection with the merger, Extended Systems has filed a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission (SEC). STOCKHOLDERS OF EXTENDED SYSTEMS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the proxy statement and other documents by contacting Investor Relations, Extended Systems, 5777 North Meeker Avenue, Boise, Idaho 83713 (Telephone: 800-235-7576 ext. 6276). In addition, documents filed with the SEC by Extended Systems are available free of charge at the SEC’s web site at http://www.sec.gov.

Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of Extended Systems in connection with the transaction, and their interests in the solicitation, are set forth in the proxy statement that was filed by Extended Systems with the SEC.